EXHIBIT 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
(Carolyn J. Burke)

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (“Third Amendment”) dated as of October 6, 2014, by and between Dynegy Operating Company (“Company”) and Carolyn J. Burke (“Executive”).

WITNESSETH:

WHEREAS, Company and Executive are parties to that certain Employment Agreement, dated July 5, 2011 (“Employment Agreement”);

WHEREAS, Company and Executive desire to amend the Employment Agreement to change Executive’s title and responsibilities; and

WHEREAS, the Employment Agreement allows Company and Executive to amend the Employment Agreement through written consent.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, Company and Executive agree as follows:

1.	Section 1 shall be amended as follows:

Employment. On the terms and subject to the conditions set forth herein, the Company hereby agrees to employ the Executive, and Executive hereby agrees to accept such employment, for the Employment Term (as defined below). During the Employment Term, the Executive shall serve as Chief Integration Officer of the Company and shall report to the Chief Executive Officer (the “CEO”), performing such duties and responsibilities as may from time to time be assigned to the Executive by the CEO and the Board of Directors of the Company (the “Board”). During the Employment Term, to the extent requested by the Board, the Executive shall also serve as a director or officer of any of the direct or indirect subsidiaries of the Company, in each case without additional compensation.

IN WITNESS WHEREOF, Company and Executive have executed this Third Amendment as of the date first set forth above:

COMPANY:

DYNEGY OPERATING COMPANY

By: /s/ Julius Cox

Name: Julius Cox

Title: EVP & Chief Administrative Officer

EXECUTIVE:

CAROLYN J. BURKE

By: /s/ Carolyn J. Burke

Name: Carolyn J. Burke

Title: EVP & Chief Integration Officer